FOR IMMEDIATE RELEASE

CAMPBELL REPORTS FOURTH-QUARTER AND FULL-YEAR FISCAL 2021 RESULTS;
PROVIDES FULL-YEAR FISCAL 2022 GUIDANCE

For the fourth quarter:
•Net Sales decreased 11%. Organic Net Sales decreased 4% cycling elevated demand and partial retailer inventory recovery in the prior year.
•Earnings Per Share (EPS) from Continuing Operations were $0.95. Adjusted EPS decreased $0.08, or 13%, to $0.55, of which approximately $0.04 reflected the additional week in fiscal 2020.

For the full year:
•Net Sales decreased 2% and Organic Net Sales were comparable to prior year.
•EPS from Continuing Operations were $3.30. Adjusted EPS increased 1% to $2.98.
•75% of brand portfolio grew or held share demonstrating strong underlying brand health and momentum.
•Company plans to hold an Investor Day on December 14, 2021.

CAMDEN, N.J., Sept. 1, 2021—Campbell Soup Company (NYSE:CPB) today reported results for its fourth-quarter and full-year fiscal 2021. The fourth quarter and full year of fiscal 2020 contained one additional week which was estimated to be 7 percentage points and 2 percentage points in net sales, respectively, and approximately $0.04 in adjusted earnings per share.

Continuing Operations	Three Months Ended			Twelve Months Ended
($ in millions, except per share)	Aug. 1, 2021	Aug. 2, 2020	% Change	Aug. 1, 2021	Aug. 2, 2020	% Change
Net Sales
As Reported (GAAP)	$1,873	$2,108	(11)%	$8,476	$8,691	(2)%
Organic			(4)%			—%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$411	$167	146%	$1,545	$1,107	40%
Adjusted	$267	$307	(13)%	$1,406	$1,449	(3)%
Diluted Earnings Per Share
As Reported (GAAP)	$0.95	$0.28	239%	$3.30	$1.95	69%
Adjusted	$0.55	$0.63	(13)%	$2.98	$2.95	1%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Mark Clouse, Campbell’s President and CEO, said, “The fourth quarter was a positive finish to a solid year during which we successfully navigated a difficult environment, made significant progress advancing our strategic plan and addressed the executional pressures we experienced in the third quarter. Our growth in adjusted EPS during fiscal 2021 on comparable organic sales, coupled with our expanded share growth across the majority of our core categories, demonstrated strong performance especially when compared to the significant growth in the prior year. As we head into fiscal 2022, we have robust in-market momentum on our brands, strong plans to manage inflation, and a talented and committed team to lead through what we expect to be a very challenging environment."

Items Impacting Comparability for Continuing Operations
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Twelve Months Ended
	Aug. 1, 2021	Aug. 2, 2020	Aug. 1, 2021	Aug. 2, 2020
As Reported (GAAP)	$0.95	$0.28	$3.30	$1.95

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.03	$0.05	$0.13	$0.17

Pension and postretirement benefit mark-to-market adjustments	$(0.41)	$0.30	$(0.41)	$0.30

Charges (gains) associated with divestitures	$(0.01)	$—	$(0.01)	$0.12

Net pension settlement losses (gains)	$—	$—	$(0.10)	$0.11

Deferred tax charge	$—	$—	$0.06	$—

Investment losses	$—	$—	$—	$0.12

Loss on extinguishment of debt	$—	$—	$—	$0.19
Adjusted*	$0.55	$0.63	$2.98	$2.95
*Numbers may not add due to rounding.

Fourth-Quarter Results from Continuing Operations
Net sales decreased 11% versus the prior year to $1.87 billion, but increased 5% versus the comparable fiscal 2019 period. Organic net sales, which exclude the impact from the additional week and the impact from the sale of the Plum baby food and snacks business, decreased 4% versus the prior year, which was above the company's expectations, but increased 9% versus the comparable fiscal 2019 period. The decline versus the prior year was driven by a 5% decrease in volume and mix primarily as a result of cycling both the elevated demand in food purchases for at-home consumption and the partial retailer inventory recovery in the prior year. Lower promotional spending and favorable price and sales allowances each contributed a 1% increase to net sales versus the year-ago period.

As anticipated, gross margin decreased to 31.3% from 35.4% last year. Excluding items impacting comparability, adjusted gross margin decreased 420 basis points to 31.4% as higher cost inflation and other supply chain costs were partially offset by supply chain productivity improvements and cost savings initiatives.

Marketing and selling expenses decreased 34% to $175 million. Excluding items impacting comparability in the current year, adjusted marketing and selling decreased 34% driven by lower advertising and consumer promotion expense (A&C), lower selling expenses, lower marketing overhead costs, and lower incentive compensation. Total A&C was reduced from the elevated, pandemic driven level of investment in the prior year to generally in-line with the fourth-quarter fiscal 2019 A&C level.

Administrative expenses decreased 22% to $146 million. Excluding items impacting comparability, adjusted administrative expenses decreased by $30 million, or 18%, to $139 million with approximately one half of the decrease driven by the estimated impact from the additional week in the prior-year quarter. The balance of the decrease reflects lower general administrative costs, higher charitable contributions in the prior year and benefits of cost savings initiatives, partially offset by higher information technology costs.

Other income was $168 million compared to other expenses of $106 million in the prior year. Excluding items impacting comparability, adjusted other income was $14 million compared to $15 million in the prior year.

As reported EBIT increased to $411 million from $167 million in the prior year. Fiscal 2019 as reported EBIT was $83 million. Excluding items impacting comparability, adjusted EBIT decreased 13% compared to the prior year to $267 million primarily due to sales volume declines, including the impact from the additional week in the prior-year quarter, and lower adjusted gross margin performance, partially offset by lower adjusted marketing and selling expenses and lower adjusted administrative expenses. Fourth-quarter fiscal 2019 adjusted EBIT was $252 million.

Net interest expense was $47 million compared to $60 million in the prior year reflecting lower levels of debt in the current year and the impact from the additional week in the prior year. The tax rate was 20.9% as compared to 19.6% in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 180 basis points to 24.1% from 22.3%.

As reported EPS from continuing operations were $0.95 per share compared to $0.28 per share in the prior year. Fiscal 2019 as reported EPS from continuing operations was a loss of $0.02 per share. Excluding items impacting comparability, adjusted EPS from continuing operations decreased $0.08, or 13%, compared to the prior year to $0.55 ahead of expectations and primarily reflecting the decrease in adjusted EBIT, including an estimated $0.04 adjusted EPS impact from the additional week in fiscal 2020, partially offset by lower interest expense. Fourth-quarter fiscal 2019 adjusted EPS from continuing operations were $0.42 per share.

Full-Year Results from Continuing Operations
Net sales decreased 2% to $8.48 billion and increased 5% compared to fiscal 2019. Net sales in both Meals & Beverages and Snacks each declined 2% versus prior year. Organic net sales, which exclude the impact from the additional week, divestitures and the impact of currency, were comparable to the prior year and increased 6% compared to fiscal 2019. In fiscal 2021, Meals & Beverages organic net sales decreased 1% compared to prior year, driven by declines in foodservice, partially offset by growth in V8 beverages. In Snacks, organic net sales were flat as gains in the salty snacks portfolio, including Late July snacks and Snack Factory Pretzel Crisps, and in Goldfish crackers were offset by declines in Lance sandwich crackers and in partner brands within the Snyder's-Lance portfolio.

As reported EBIT increased 40% compared to the prior year to $1.55 billion. Fiscal 2019 as reported EBIT was $979 million. Excluding items impacting comparability, adjusted EBIT decreased 3% compared to the prior year to $1.41 billion, reflecting lower adjusted gross margin performance and lower sales volume, including the impact from the additional week, partially offset by lower adjusted marketing and selling expenses and higher adjusted other income. Full-year fiscal 2019 adjusted EBIT was $1.27 billion.

Net interest expense was $209 million compared to $341 million in the prior year. Excluding items impacting comparability in the prior year, adjusted net interest expense decreased 21% from $266 million in the prior year to $209 million reflecting lower levels of debt. The tax rate was 24.6% as compared to 22.7% in the prior year. Excluding items impacting comparability, the adjusted tax rate of 24.1% was comparable to the prior year.

The company reported EPS from continuing operations of $3.30 per share compared to $1.95 per share in the prior year. Fiscal 2019 reported EPS from continuing operations were $1.57 per share. Excluding items impacting comparability, adjusted EPS from continuing operations increased 1% compared to the prior year to $2.98 per share. Full-year fiscal 2019 adjusted EPS from continuing operations were $2.30 per share.

Cash flows from operations decreased from $1.40 billion in the prior year to $1.04 billion primarily due to changes in working capital, mostly from a significant increase in accounts payable in the prior year and lower accrued liabilities in the current year. Capital investments were $275 million compared to $299 million in the prior year. The decline was primarily due to capital expenditures associated with discontinued operations in the prior year. In line with the company’s commitment to returning value to shareholders, the company paid $439 million of cash dividends.

Cost Savings Program from Continuing Operations

In the fourth quarter and full year of fiscal 2021, Campbell achieved $25 million and $80 million in savings, respectively, under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to approximately $805 million. Campbell remains on track to deliver annualized savings of $850 million by the end of fiscal 2022.

Share Repurchases
Today, the Board of Directors approved a $500 million strategic share repurchase program. The program has no expiration date and is in addition to the $250 million anti-dilutive share repurchase program announced during the previous quarter. The company expects to fund the repurchases out of its existing cash flow generation and repurchases may be made in open market or privately negotiated transactions. The $500 million strategic share repurchase program replaces the suspended $1.5 billion program, which has been cancelled.

Full-Year Fiscal 2022 Guidance
Following on our fiscal 2021 performance, the company is providing full-year fiscal 2022 guidance which reflects the continued cycling of elevated demand, accelerating inflationary pressures and a constrained labor market partially mitigated by continued in-market momentum and well-executed pricing and productivity plans.

The company expects the first quarter to be the most challenging as the company continues to cycle the elevated sales and scale efficiency from a year ago, while pricing actions begin to take hold. First half margins will continue to be impacted by transitional headwinds, with comparisons easing and sequential improvement in the second half of the fiscal year versus year ago. The company expects core inflation of high single digits for the year with a more pronounced impact in the second half which will partially mitigate the second half recovery. The company expects to manage these inflationary headwinds with positive net price realization, supply chain productivity improvements, and cost savings initiatives. All in, the company expects year-over-year EBIT margin improvement in the second half of the year.

Based on the foregoing, the company is providing full-year fiscal 2022 guidance as set forth in the table below:

Continuing Operations	FY 2021 Results		FY 2022 Guidance
($ in millions, except per share)
Net Sales	$8,476		-2% to 0%
Organic Net Sales			-1% to +1%

Adjusted EBIT	$1,406	*	-8% to -5%

Adjusted EPS	$2.98	*	-8% to -4%
			$2.75 to $2.85

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for fiscal 2022 guidance as the company is unable to reasonably estimate the full-year financial impact of mark-to-market adjustments on pension and postretirement plans because these impacts are dependent on future changes in market conditions. The inability to predict the amount and timing of these future items makes a detailed reconciliation of these forward-looking financial measures impracticable.

The sale of Plum baby food and snacks business which was divested on May 3, 2021, is estimated to have an impact of 1 percentage point on net sales in fiscal 2022. Fiscal 2021 results include a $0.12 benefit from mark-to-market on outstanding commodity hedges and an estimated $0.02 adjusted EPS contribution from the Plum baby food and snacks business.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended Aug. 1, 2021
	($ in millions)
	Meals & Beverages*	Snacks	Total*
Net Sales, as Reported	$851	$1,022	$1,873

Volume and Mix	(9)%	(1)%	(5)%
Price and Sales Allowances	—%	1%	1%
Promotional Spending	1%	1%	1%
Organic Net Sales	(9)%	1%	(4)%
Currency	1%	—%	—%
Divestiture	(2)%	—%	(1)%
Estimated Impact of 53rd Week	(7)%	(7)%	(7)%
% Change vs. Prior Year	(16)%	(6)%	(11)%

Segment Operating Earnings	$129	$145
% Change vs. Prior Year	(30)%	7%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Twelve Months Ended Aug. 1, 2021
	($ in millions)
	Meals & Beverages*	Snacks*	Total*
Net Sales, as Reported	$4,532	$3,944	$8,476

Volume and Mix	(2)%	(2)%	(2)%
Price and Sales Allowances	—%	1%	—%
Promotional Spending	1%	1%	1%
Organic Net Sales	(1)%	—%	—%
Currency	—%	—%	—%
Divestiture	—%	(1)%	—%
Estimated Impact of 53rd Week	(2)%	(2)%	(2)%
% Change vs. Prior Year	(2)%	(2)%	(2)%

Segment Operating Earnings	$899	$537
% Change vs. Prior Year	(9)%	(3)%
*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales in the quarter decreased 16%. Excluding the impact from the additional week in the prior year, the sale of the Plum baby food and snacks business, and the favorable impact from currency, organic net sales decreased 9% primarily due to declines across U.S. retail products, including U.S. soup, Prego pasta sauces and Pace Mexican sauces. Volume decreased in U.S. retail as a result of cycling the partial retailer inventory recovery and increased demand in food purchases for at-home consumption in the prior-year quarter. Sales of U.S. soup decreased 21%, cycling a 52% increase in the prior-year quarter, due to volume declines in condensed soups, ready-to-serve soups and broth, and a 7-point impact from the additional week in the prior year. Compared to the fourth quarter of fiscal 2019, Meals & Beverages organic net sales increased 10%.

Segment operating earnings in the quarter decreased 30%. The decrease was primarily due to sales volume declines, including the impact from the additional week, and lower gross margin performance partially offset by lower marketing and selling expenses, as well as lower administrative expenses. Gross margin performance was impacted by higher other supply chain costs and cost inflation, as well as unfavorable product mix, partially offset by the benefits of supply chain productivity improvements.

Snacks
Net sales in the quarter decreased 6%. Excluding the impact from the additional week, organic net sales increased 1%, driven by volume gains in Goldfish crackers and the salty snacks portfolio, including Snack Factory Pretzel Crisps, Snyder's of Hanover pretzels and Cape Cod potato chips, partially offset by declines in partner brands and fresh bakery. Favorable price and sales allowances and lower promotional spending also contributed to sales growth. Compared to the fourth quarter of fiscal 2019, organic net sales increased 7%.

Segment operating earnings in the quarter increased 7% driven by lower marketing and selling expenses, partially offset by sales volume declines, including the impact from the additional week, and lower gross margin performance. Gross margin performance was impacted by higher cost inflation and other supply chain costs, partially offset by the benefits of cost savings initiatives, supply chain productivity improvements, favorable price and sales allowances, and lower promotional spending.

Corporate
Corporate income was $137 million in the fourth quarter of fiscal 2021 compared to expense of $154 million in the prior year. Corporate income in the fourth quarter of fiscal 2021 included pension and postretirement mark-to-market gains of $165 million, a loss on divestitures of $11 million, and costs of $10 million related to cost savings initiatives. Corporate expense in the fourth quarter of fiscal 2020 included pension and postretirement mark-to-market losses of $121 million and costs of $20 million related to cost savings initiatives. Excluding these amounts, the remaining $6 million decrease in expenses was primary due to higher charitable contributions in the prior year and lower administrative expenses, partially offset by lower mark-to-market gains on outstanding commodity hedges in the current year.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:00 a.m. Eastern Time. Participants calling from the U.S. may dial in using the toll-free phone number 833-968-2192. Participants calling from outside the U.S. may dial in using phone number +1 236-714-2136. The conference access code is 7056119. In addition to dial-in, access to a live audio webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com/events-and-presentations. A recording of the call will also be available until 11:59 p.m. ET on September 15, 2021, at +1 416-621-4642 or 800-585-8367. The access code for the replay is 7056119.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages includes the retail and foodservice businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; V8 juices and beverages; and Campbell’s tomato juice. The segment also included the results of our Plum baby food and snacks business, which was sold on May 3, 2021.

Snacks includes Pepperidge Farm cookies, crackers, fresh bakery and frozen products in U.S. retail, including Pepperidge Farm Farmhouse* cookies and bakery products, Milano* cookies and Goldfish* crackers; and Snyder’s of Hanover* pretzels, Lance* sandwich crackers, Cape Cod* and Kettle Brand* potato chips, Late July* snacks, Snack Factory Pretzel Crisps,* Pop Secret popcorn, Emerald nuts, and other snacking products in retail and foodservice in the U.S. and Canada. The segment also includes the retail business in Latin America. The segment also included the results of our European chips business, which was sold on October 11, 2019. We refer to the * trademarks as our "power brands."

Beginning in fiscal 2022, the foodservice and Canada portion of Snacks will be managed as part of Meals & Beverages.

About Campbell Soup Company
For more than 150 years, Campbell (NYSE:CPB) has been connecting people through food they love. Generations of consumers have trusted Campbell to provide delicious and affordable food and beverages. Headquartered in Camden, N.J. since 1869, Campbell generated fiscal 2021 net sales of nearly $8.5 billion. Our portfolio includes iconic brands such as Campbell’s, Cape Cod, Goldfish, Kettle Brand, Lance, Late July, Milano, Pace, Pacific Foods, Pepperidge Farm, Prego, Snyder’s of Hanover, Swanson and V8. Campbell has a heritage of giving back and acting as a good steward of the environment. The company is a member of the Standard & Poor's 500 as well as the FTSE4Good and Bloomberg Gender-Equality Indices. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Gardy	Amanda Pisano
(856) 342-6081	(856) 342-8590
rebecca_gardy@campbells.com	amanda_pisano@campbells.com

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) impacts of, and associated responses to, the COVID-19 pandemic on our business, suppliers, customers, consumers and employees; (2) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and growing/maintaining its market share position in soup; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (5) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (6) disruptions in or inefficiencies to the company’s supply chain and/or operations, including the impacts of the COVID-19 pandemic; (7) the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; (8) the risks related to the effectiveness of the company's hedging activities and the company's ability to respond to volatility in commodity prices; (9) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (10) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (11) changing inventory management practices by certain of the company’s key customers; (12) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (13) product quality and safety issues, including recalls and product liabilities; (14) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (15) the uncertainties of litigation and regulatory actions against the company; (16) the costs, disruption and diversion of management’s attention associated with activist investors; (17) a material failure in or breach of the company’s or the company's vendors' information technology systems; (18) impairment to goodwill or other intangible assets; (19) the company’s ability to protect its intellectual property rights; (20) increased liabilities and costs related to the company’s defined benefit pension plans; (21) the company’s ability to attract and retain key talent; (22) goals and initiatives related to, and the impacts of, climate change, including weather-related events; (23) negative changes and volatility in financial and credit markets, deteriorating economic conditions and other external factors, including changes in laws and regulations; (24) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, other pandemics or other calamities; and (25) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	August 1, 2021	August 2, 2020
Net sales	$1,873	$2,108
Costs and expenses
Cost of products sold	1,286	1,361
Marketing and selling expenses	175	265
Administrative expenses	146	186
Research and development expenses	23	24
Other expenses / (income)	(168)	106
Restructuring charges	—	(1)
Total costs and expenses	1,462	1,941
Earnings before interest and taxes	411	167
Interest, net	47	60
Earnings before taxes	364	107
Taxes on earnings	76	21
Earnings from continuing operations	288	86
Earnings from discontinued operations	—	—
Net earnings	288	86
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$288	$86
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.95	$.28
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.95	$.28
Weighted average shares outstanding - basic	303	302
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.95	$.28
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.95	$.28
Weighted average shares outstanding - assuming dilution	304	304
The period ended August 1, 2021 had 13 weeks. The period ended August 2, 2020 had 14 weeks.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	Twelve Months Ended
	August 1, 2021	August 2, 2020
Net sales	$8,476	$8,691
Costs and expenses
Cost of products sold	5,665	5,692
Marketing and selling expenses	817	947
Administrative expenses	598	622
Research and development expenses	84	93
Other expenses / (income)	(254)	221
Restructuring charges	21	9
Total costs and expenses	6,931	7,584
Earnings before interest and taxes	1,545	1,107
Interest, net	209	341
Earnings before taxes	1,336	766
Taxes on earnings	328	174
Earnings from continuing operations	1,008	592
Earnings (loss) from discontinued operations	(6)	1,036
Net earnings	1,002	1,628
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$1,002	$1,628
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$3.33	$1.96
Earnings (loss) from discontinued operations	(.02)	3.43
Net earnings attributable to Campbell Soup Company	$3.31	$5.39
Weighted average shares outstanding - basic	303	302
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$3.30	$1.95
Earnings (loss) from discontinued operations	(.02)	3.41
Net earnings attributable to Campbell Soup Company*	$3.29	$5.36
Weighted average shares outstanding - assuming dilution	305	304
*The sum of individual per share amounts may not add due to rounding.
Fiscal 2021 had 52 weeks. Fiscal 2020 had 53 weeks.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	August 1, 2021	August 2, 2020	Percent Change
Sales
Contributions:
Meals & Beverages	$851	$1,018	(16)%
Snacks	1,022	1,090	(6)%
Total sales	$1,873	$2,108	(11)%
Earnings
Contributions:
Meals & Beverages	$129	$184	(30)%
Snacks	145	136	7%
Total operating earnings	274	320	(14)%
Corporate income (expense)	137	(154)
Restructuring charges	—	1
Earnings before interest and taxes	411	167	146%
Interest, net	47	60
Taxes on earnings	76	21
Earnings from continuing operations	288	86	235%
Earnings from discontinued operations	—	—	n/m
Net earnings	288	86	235%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$288	$86	235%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.95	$.28	239%
Earnings from discontinued operations	—	—	n/m
Net earnings attributable to Campbell Soup Company	$.95	$.28	239%
n/m - not meaningful
The period ended August 1, 2021 had 13 weeks. The period ended August 2, 2020 had 14 weeks.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	Twelve Months Ended
	August 1, 2021	August 2, 2020	Percent Change
Sales
Contributions:
Meals & Beverages	$4,532	$4,646	(2)%
Snacks	3,944	4,045	(2)%
Total sales	$8,476	$8,691	(2)%
Earnings
Contributions:
Meals & Beverages	$899	$983	(9)%
Snacks	537	551	(3)%
Total operating earnings	1,436	1,534	(6)%
Corporate income (expense)	130	(418)
Restructuring charges	(21)	(9)
Earnings before interest and taxes	1,545	1,107	40%
Interest, net	209	341
Taxes on earnings	328	174
Earnings from continuing operations	1,008	592	70%
Earnings (loss) from discontinued operations	(6)	1,036	n/m
Net earnings	1,002	1,628	(38)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$1,002	$1,628	(38)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$3.30	$1.95	69%
Earnings (loss) from discontinued operations	(.02)	3.41	n/m
Net earnings attributable to Campbell Soup Company*	$3.29	$5.36	(39)%
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful
Fiscal 2021 had 52 weeks. Fiscal 2020 had 53 weeks.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)

	August 1, 2021	August 2, 2020
Current assets	$1,695	$2,385
Plant assets, net	2,370	2,368
Intangible assets, net	7,220	7,336
Other assets	449	283
Total assets	$11,734	$12,372
Current liabilities	$1,814	$3,075
Long-term debt	5,010	4,994
Other liabilities	1,756	1,734
Total equity	3,154	2,569
Total liabilities and equity	$11,734	$12,372
Total debt	$5,058	$6,196
Total cash and cash equivalents	$69	$859

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)

	Twelve Months Ended
	August 1, 2021	August 2, 2020
Cash flows from operating activities:
Net earnings	$1,002	$1,628
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	21	9
Stock-based compensation	64	61
Pension and postretirement benefit expense (income)	(267)	93
Depreciation and amortization	317	328
Deferred income taxes	137	(6)
Net loss (gain) on sales of businesses	11	(975)
Loss on extinguishment of debt	—	75
Investment losses	—	49
Other	86	101
Changes in working capital, net of divestitures
Accounts receivable	(20)	(30)
Inventories	(77)	(20)
Prepaid assets	(28)	(3)
Accounts payable and accrued liabilities	(164)	145
Other	(47)	(59)
Net cash provided by operating activities	1,035	1,396
Cash flows from investing activities:
Purchases of plant assets	(275)	(299)
Purchases of route businesses	(2)	(11)
Sales of route businesses	10	11
Sales of businesses, net of cash divested	101	2,537
Proceeds from sale of investment	—	30
Other	8	4
Net cash provided by (used in) investing activities	(158)	2,272
Cash flows from financing activities:
Short-term borrowings, including commercial paper and revolving line of credit	320	5,617
Short-term repayments, including commercial paper and revolving line of credit	(580)	(6,909)
Long-term borrowings	—	1,000
Long-term repayments	(921)	(499)
Dividends paid	(439)	(426)
Treasury stock purchases	(36)	—
Treasury stock issuances	2	23
Payments related to tax withholding for stock-based compensation	(15)	(12)
Payments related to extinguishment of debt	—	(1,769)
Payments of debt issuance costs	—	(12)
Net cash used in financing activities	(1,669)	(2,987)
Effect of exchange rate changes on cash	2	(1)
Net change in cash and cash equivalents	(790)	680
Cash and cash equivalents — beginning of period (including discontinued operations)	859	179
Cash balance of discontinued operations — end of period	—	—
Cash and cash equivalents — end of period	$69	$859

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended August 1, 2021
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions, divestitures, and the additional week in fiscal 2020. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	August 1, 2021			August 2, 2020				% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Estimated Impact of 53rd Week	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$851	$(8)	$843	$1,018	$(73)	$(23)	$922	(16)%	(9)%
Snacks	1,022	(2)	1,020	1,090	(78)	—	1,012	(6)%	1%
Total Net Sales	$1,873	$(10)	$1,863	$2,108	$(151)	$(23)	$1,934	(11)%	(4)%

Twelve Months Ended
	August 1, 2021			August 2, 2020				% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Estimated Impact of 53rd Week	Impact of Divestitures	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$4,532	$(19)	$4,513	$4,646	$(73)	$(23)	$4,550	(2)%	(1)%
Snacks	3,944	(2)	3,942	4,045	(78)	(25)	3,942	(2)%	—%
Total Net Sales	$8,476	$(21)	$8,455	$8,691	$(151)	$(48)	$8,492	(2)%	—%

Three Months Ended
	August 1, 2021			July 28, 2019			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestitures	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$851	$(6)	$845	$795	$(26)	$769	7%	10%
Snacks	1,022	(1)	1,021	985	(35)	950	4%	7%
Total Net Sales	$1,873	$(7)	$1,866	$1,780	$(61)	$1,719	5%	9%

Twelve Months Ended
	August 1, 2021			July 28, 2019			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestitures	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$4,532	$(14)	$4,518	$4,252	$(26)	$4,226	7%	7%
Snacks	3,944	—	3,944	3,854	(129)	3,725	2%	6%
Corporate	—	—	—	1	—	1	n/m	n/m
Total Net Sales	$8,476	$(14)	$8,462	$8,107	$(155)	$7,952	5%	6%

Twelve Months Ended
	August 1, 2021
(millions)	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales for FY 2022 Guidance
Meals & Beverages	$4,532	$(68)	$4,464
Snacks	3,944	—	$3,944
Total Net Sales	$8,476	$(68)	$8,408
n/m - not meaningful
Items Impacting Earnings
Adjusted Net earnings are net earnings excluding the impact of restructuring charges and related costs, mark-to-market adjustments for defined benefit pension and postretirement plans, gains or losses on divestitures, pension settlement gains or charges, deferred tax charge related to a legal entity reorganization, investment losses, losses on the extinguishment of debt, transition tax charge from enacted tax law changes and impairment charges. Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

In fiscal 2021, 2020, and 2019, the following items impacted Earnings from continuing operations:
(1)The company has implemented several cost savings initiatives in recent years.
In the fourth quarter of fiscal 2021, the company recorded implementation costs and other related costs of $7 million in Administrative expenses, $2 million in Cost of products sold, and $1 million in Marketing and selling expenses (aggregate impact of $8 million after tax, or $.03 per share) related to these initiatives. In fiscal 2021, the company recorded Restructuring charges of $21 million and implementation costs and other related costs of $28 million in Administrative expenses, $3 million in Cost of products sold, and $1 million in Marketing and selling expenses (aggregate impact of $40 million after tax, or $.13 per share) related to these initiatives. In the fourth quarter of fiscal 2020, the company recorded implementation costs and other related costs of $17 million in Administrative expenses and $3 million in Cost of products sold, and a reduction to Restructuring charges of $1 million (aggregate impact of $14 million after tax, or $.05 per share) related to these initiatives. In fiscal 2020, the company recorded Restructuring charges of $9 million and implementation costs and other related costs of $48 million in Administrative expenses, $9 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $52 million after tax, or $.17 per share) related to these initiatives. In the fourth quarter of fiscal 2019, the company recorded Restructuring charges of $9 million and implementation costs and other related costs of $27 million in Administrative expenses, $1 million in Marketing and selling expenses, $1 million in Research and development expenses, and a reduction to Cost of products sold of $7 million (aggregate impact of $24 million after tax, or $.08 per share) related to these initiatives. In fiscal 2019, the company recorded Restructuring charges of $31 million and implementation costs and other related costs of $62 million in Administrative expenses, $18 million in Cost of products sold, $7 million in Marketing and selling expenses, and $3 million in Research and development expenses (aggregate impact of $92 million after tax, or $.30 per share) related to these initiatives.
(2)In the fourth quarter of fiscal 2021, the company recognized gains of $165 million in Other expenses / (income) ($126 million after tax, or $.41 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the fourth quarter of fiscal 2020, the company recognized losses of $121 million in Other expenses / (income) ($92 million after tax, or $.30 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the fourth quarter of fiscal 2019, the company incurred losses of $122 million in Other expenses / (income) ($93 million after tax, or $.31 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.
(3)In the fourth quarter of fiscal 2021, the company recorded a loss in Other expenses / (income) of $11 million (a gain of $3 million after tax, or $.01 per share) on the sale of its Plum baby food and snacks business. In fiscal 2020, the company recorded a loss in Other expenses / (income) of $64 million ($37 million after tax, or $.12 per share) on the sale of its European chips business.
(4)In fiscal 2021, the company recognized pension settlement gains in Other expenses / (income) of $38 million ($29 million after tax, or $.10 per share). In fiscal 2020, the company recognized pension settlement charges in Other expenses / (income) of $43 million ($33 million after tax, or $.11 per share). In fiscal 2019, the company recognized pension settlement charges in Other expenses / (income) of $28 million ($22 million after tax, or $.07 per share).
(5)In fiscal 2021, the company recorded a $19 million ($.06 per share) deferred tax charge in connection with a legal entity reorganization as part of the continued integration of Snyder's-Lance, Inc.
(6)In fiscal 2020, the company recognized a loss in Other expenses / (income) of $45 million ($35 million after tax, or $.12 per share) associated with the sale of its limited partnership in Acre Venture Partners, L.P.
(7)In fiscal 2020, the company recorded a loss in Interest expense of $75 million ($57 million after tax, or $.19 per share) on the extinguishment of debt.
(8)In fiscal 2019, the company recorded a tax charge of $2 million ($.01 per share) related to a transition tax on unremitted foreign earnings under the enactment of the Tax Cuts and Jobs Act.
(9)In the fourth quarter of fiscal 2019, the company performed an assessment on the assets within the European chips business and recorded a non-cash impairment charge of $16 million ($13 million after tax, or $.04 per share) on intangible assets in Other expenses / (income).
In fiscal 2020, the following item impacted Earnings from discontinued operations:
(3)In fiscal 2020, the company recognized net gains of $1.04 billion ($1.00 billion after tax, or $3.29 per share) associated with the sale of the Kelsen Group and the Arnott's business and certain other international operations (Campbell International).

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	August 1, 2021			August 2, 2020
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$587	$2	$589	$747	$3	$750	(21)%
Gross margin percentage	31.3%		31.4%	35.4%		35.6%	(4.2) pts

Marketing and selling expenses	$175	$(1)	$174	$265	$—	$265	(34)%
Administrative expenses	$146	$(7)	$139	$186	$(17)	$169	(18)%
Other expenses / (income)	$(168)	$154	$(14)	$106	$(121)	$(15)
Restructuring charges	$—	$—	$—	$(1)	$1	$—

Earnings before interest and taxes	$411	$(144)	$267	$167	$140	$307	(13)%
Interest, net	47	—	47	60	—	60	(22)%
Earnings before taxes	$364	$(144)	$220	$107	$140	$247
Taxes	76	(23)	53	21	34	55
Effective income tax rate	20.9%		24.1%	19.6%		22.3%	1.8 pts
Earnings from continuing operations	$288	$(121)	$167	$86	$106	$192	(13)%
Earnings from discontinued operations	—	—	—	—	—	—	n/m
Net earnings attributable to Campbell Soup Company	$288	$(121)	$167	$86	$106	$192	(13)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.95	$(.40)	$.55	$.28	$.35	$.63	(13)%
Diluted earnings per share - discontinued operations	—	—	—	—	—	—	n/m
Diluted net earnings per share attributable to Campbell Soup Company	$.95	$(.40)	$.55	$.28	$.35	$.63	(13)%
(a)See following tables for additional information.
n/m - not meaningful

	Three Months Ended
	August 1, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement benefit mark-to-market (2)	Divestiture (3)	Adjustments
Gross margin	$2	$—	$—	$2
Marketing and selling expenses	(1)	—	—	(1)
Administrative expenses	(7)	—	—	(7)
Other expenses / (income)	—	165	(11)	154
Restructuring charges	—	—	—	—
Earnings before interest and taxes	$10	$(165)	$11	$(144)
Interest, net	—	—	—	—
Earnings before taxes	$10	$(165)	$11	$(144)
Taxes	2	(39)	14	(23)
Earnings from continuing operations	$8	$(126)	$(3)	$(121)
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$8	$(126)	$(3)	$(121)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.03	$(.41)	$(.01)	$(.40)
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.03	$(.41)	$(.01)	$(.40)
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	August 2, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement benefit mark-to-market (2)	Adjustments
Gross margin	$3	$—	$3
Administrative expenses	(17)	—	(17)
Other expenses / (income)	—	(121)	(121)
Restructuring charges	1	—	1
Earnings before interest and taxes	$19	$121	$140
Interest, net	—	—	—
Earnings before taxes	$19	$121	$140
Taxes	5	29	34
Earnings from continuing operations	$14	$92	$106
Earnings from discontinued operations	—	—	—
Net earnings attributable to Campbell Soup Company	$14	$92	$106
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.05	$.30	$.35
Diluted earnings per share - discontinued operations	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.05	$.30	$.35

	Twelve Months Ended
	August 1, 2021			August 2, 2020
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,811	$3	$2,814	$2,999	$9	$3,008	(6)%
Gross margin percentage	33.2%		33.2%	34.5%		34.6%	(1.4) pts
Marketing and selling expenses	817	(1)	816	947	(2)	945	(14)%
Administrative expenses	598	(28)	570	622	(48)	574	(1)%
Research and development expenses	84	—	84	93	(1)	92
Other expenses / (income)	(254)	192	(62)	221	(273)	(52)
Restructuring charges	21	(21)	—	9	(9)	—
Earnings before interest and taxes	$1,545	$(139)	$1,406	$1,107	$342	$1,449	(3)%
Interest, net	209	—	209	341	(75)	266	(21)%
Earnings before taxes	$1,336	$(139)	$1,197	$766	$417	$1,183
Taxes	328	(40)	288	174	111	285
Effective income tax rate	24.6%		24.1%	22.7%		24.1%	0.0 pts
Earnings from continuing operations	$1,008	$(99)	$909	$592	$306	$898	1%
Earnings (loss) from discontinued operations	(6)	—	(6)	1,036	(1,000)	36	n/m
Net earnings attributable to Campbell Soup Company	$1,002	$(99)	$903	$1,628	$(694)	$934	(3)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$3.30	$(.32)	$2.98	$1.95	$1.01	$2.95	1%
Diluted earnings (loss) per share - discontinued operations	(.02)	—	(.02)	3.41	(3.29)	.12	n/m
Diluted net earnings per share attributable to Campbell Soup Company*	$3.29	$(.32)	$2.96	$5.36	$(2.28)	$3.07	(4)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Twelve Months Ended
	August 1, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement benefit mark-to-market (2)	Divestiture (3)	Pension settlement (4)	Deferred tax charge (5)	Adjustments
Gross margin	$3	$—	$—	$—	$—	$3
Marketing and selling expenses	(1)	—	—	—	—	(1)
Administrative expenses	(28)	—	—	—	—	(28)
Other expenses / (income)	—	165	(11)	38	—	192
Restructuring charges	(21)	—	—	—	—	(21)
Earnings before interest and taxes	$53	$(165)	$11	$(38)	$—	$(139)
Interest, net	—	—	—	—	—	—
Earnings before taxes	$53	$(165)	$11	$(38)	$—	$(139)
Taxes	13	(39)	14	(9)	(19)	(40)
Earnings from continuing operations	$40	$(126)	$(3)	$(29)	$19	$(99)
Earnings from discontinued operations	—	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$40	$(126)	$(3)	$(29)	$19	$(99)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.13	$(.41)	$(.01)	$(.10)	$.06	$(.32)
Diluted earnings per share - discontinued operations	—	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.13	$(.41)	$(.01)	$(.10)	$.06	$(.32)
*The sum of individual per share amounts may not add due to rounding.

	Twelve Months Ended
	August 2, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement benefit mark-to-market (2)	Divestitures (3)	Pension settlement (4)	Investment losses (6)	Loss on debt extinguishment (7)	Adjustments
Gross margin	$9	$—	$—	$—	$—	$—	$9
Marketing and selling expenses	(2)	—	—	—	—	—	(2)
Administrative expenses	(48)	—	—	—	—	—	(48)
Research and development expenses	(1)	—	—	—	—	—	(1)
Other expenses / (income)	—	(121)	(64)	(43)	(45)	—	(273)
Restructuring charges	(9)	—	—	—	—	—	(9)
Earnings before interest and taxes	$69	$121	$64	$43	$45	$—	$342
Interest, net	—	—	—	—	—	(75)	(75)
Earnings before taxes	$69	$121	$64	$43	$45	$75	$417
Taxes	17	29	27	10	10	18	111
Earnings from continuing operations	$52	$92	$37	$33	$35	$57	$306
Earnings from discontinued operations	—	—	(1,000)	—	—	—	(1,000)
Net earnings attributable to Campbell Soup Company	$52	$92	$(963)	$33	$35	$57	$(694)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.17	$.30	$.12	$.11	$.12	$.19	$1.01
Diluted earnings per share - discontinued operations	—	—	(3.29)	—	—	—	(3.29)
Diluted net earnings per share attributable to Campbell Soup Company	$.17	$.30	$(3.17)	$.11	$.12	$.19	$(2.28)

	July 28, 2019
(millions, except per share amounts)	Three Months Ended		Twelve Months Ended
Earnings (loss) from continuing operations, as reported	$(5)	$—	$474
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	24		92
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (2)	93		93
Add: Net adjustment from pension settlement (4)	—		22
Add: Net adjustment from tax reform (8)	—		2
Add: Net adjustment from impairment charges (9)	13		13
Adjusted Earnings from continuing operations	$125		$696
Taxes on earnings, as reported	$4		$151
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	7		29
Add: Tax benefit from pension and postretirement benefit mark-to-market adjustments (2)	29		29
Add: Tax benefit from pension settlement (4)	—		6
Deduct: Tax expense from tax reform (8)	—		(2)
Add: Tax benefit from impairment charges (9)	3		3
Adjusted Taxes on earnings	$43		$216
Interest, net, as reported	$84		$354
Earnings before interest and taxes, as reported	$83		$979
Add: Restructuring charges, implementation costs and other related costs (1)	31		121
Add: Pension and postretirement benefit mark-to-market adjustments (2)	122		122
Add: Pension settlement (4)	—		28
Add: Impairment charges (9)	16		16
Adjusted Earnings before interest and taxes	$252		$1,266

Diluted earnings (loss) per share - continuing operations attributable to Campbell Soup Company, as reported	$(.02)		$1.57
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.08		.30
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (2)	.31		.31
Add: Net adjustment from pension settlement (4)	—		.07
Add: Net adjustment from tax reform (8)	—		.01
Add: Net adjustment from impairment charges (9)	.04		.04
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.42		$2.30
*The sum of individual per share amounts may not add due to rounding.